PURCHASE AGREEMENT

                                        AMONG

                               ICG D.C. HOLDINGS, INC.

                                       AND THE

                                       MEMBERS

                                          OF

                         DATACHOICE NETWORK SERVICES, L.L.C.

                                  TABLE OF CONTENTS
                                  -----------------
                                                                       PAGE
                                                                       ----

                                      ARTICLE I
                                     DEFINITIONS                          1

                                      ARTICLE II
                                  PURCHASE AND SALE . . . . . . . . . .   6

               SECTION 2.1    Basic Transaction . . . . . . . . . . . .   6
               SECTION 2.2    Purchase Price; Payment   . . . . . . . .   7
               SECTION 2.3    [Intentionally Omitted] . . . . . . . . .   7
               SECTION 2.4    Payment of Certain Amounts  . . . . . . .   7
               SECTION 2.5    [Intentionally omitted.]  . . . . . . . .   7
               SECTION 2.6    Closing; Closing Date . . . . . . . . . .   7
               SECTION 2.7    Deliveries at the Closing . . . . . . . .   7
               SECTION 2.8    Waiver of Rights of First Refusal . . . .   7

                                     ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SELLERS . . . .   8

               SECTION 3.1    Organization, Good Standing, Etc. . . . .   8
               SECTION 3.2    Subsidiaries  . . . . . . . . . . . . . .   8
               SECTION 3.3    Ownership and Capitalization  . . . . . .   8
               SECTION 3.4    Authority; No Violation . . . . . . . . .   8
               SECTION 3.5    Consents and Approvals  . . . . . . . . .   9
               SECTION 3.6    Financial Statements  . . . . . . . . . .   9
               SECTION 3.7    Absence of Certain Changes or Events  . .  10
               SECTION 3.8    Tax Matters . . . . . . . . . . . . . . .  10
               SECTION 3.9    Assets and Properties . . . . . . . . . .  11
               SECTION 3.10   Lists of Properties, Contracts and Other
                              Data  . . . . . . . . . . . . . . . . . .  12
               SECTION 3.11   Litigation; Compliance with Applicable
                              Laws, Rights and Permits  . . . . . . . .  12
               SECTION 3.12   Accounts Receivable . . . . . . . . . . .  13
               SECTION 3.13   Product Quality, Warranty and Liability .  13
               SECTION 3.14   Insurance . . . . . . . . . . . . . . . .  13
               SECTION 3.15   Pension and Employee Benefit Matters  . .  14
               SECTION 3.16   Employees and Labor . . . . . . . . . . .  15
               SECTION 3.17   Customer and Supplier Relationships . . .  15
               SECTION 3.18   Environmental Matters . . . . . . . . . .  15
               SECTION 3.19   Intellectual Property . . . . . . . . . .  16
               SECTION 3.20   Brokers' Fees and Commissions . . . . . .  16
               SECTION 3.21   Acquisition for Investment  . . . . . . .  16
               SECTION 3.22   Disclosure  . . . . . . . . . . . . . . .  17

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF BUYER  . . . .  18

               SECTION 4.1    Organization and Qualification, etc.  . .  18
               SECTION 4.2    Authority Relative to Agreement . . . . .  18
               SECTION 4.3    Non-Contravention . . . . . . . . . . . .  18
               SECTION 4.4    Government Approvals  . . . . . . . . . .  19
               SECTION 4.5    Brokers . . . . . . . . . . . . . . . . .  19
               SECTION 4.6    Purchase for Investment . . . . . . . . .  19
               SECTION 4.7    SEC Reports and Nasdaq Compliance . . . .  19

                                      ARTICLE V
                                PRE-CLOSING COVENANTS . . . . . . . . .  19

               SECTION 5.1    General . . . . . . . . . . . . . . . . .  19
               SECTION 5.2    Operation and Preservation of Business  .  20
               SECTION 5.3    Full Access . . . . . . . . . . . . . . .  20
               SECTION 5.4    Notice of Developments  . . . . . . . . .  20
               SECTION 5.5    Exclusivity . . . . . . . . . . . . . . .  20
               SECTION 5.6    Announcements . . . . . . . . . . . . . .  21
               SECTION 5.7    Payment By Sellers of Employee Claims and
                              Other Expenses  . . . . . . . . . . . . .  21
               SECTION 5.8    Closing Date Liabilities and Distribution  21
               SECTION 5.9    Confidentiality . . . . . . . . . . . . .  21
               SECTION 5.10   Consents and Approvals.   . . . . . . . .  21

                                      ARTICLE VI
                                POST-CLOSING COVENANTS  . . . . . . . .  22

               SECTION 6.1    Further Assurances  . . . . . . . . . . .  22
               SECTION 6.2    Transition  . . . . . . . . . . . . . . .  22
               SECTION 6.3    Cooperation . . . . . . . . . . . . . . .  22
               SECTION 6.4    Confidentiality . . . . . . . . . . . . .  22
               SECTION 6.5    Post-Closing Announcements  . . . . . . .  22
               SECTION 6.6    Financial Statements  . . . . . . . . . .  22
               SECTION 6.7    Satisfaction of Liabilities . . . . . . .  23
               SECTION 6.8    Sales of ICG Shares . . . . . . . . . . .  23
               SECTION 6.9    Restriction of Sellers' Activities  . . .  23

                                     ARTICLE VII
                                CONDITIONS TO CLOSING . . . . . . . . .  23

               SECTION 7.1    Conditions to Obligation of Buyer . . . .  23
               SECTION 7.2    Conditions to Obligation of Sellers . . .  25

                                     ARTICLE VIII
                       REMEDIES FOR BREACHES OF THIS AGREEMENT  . . . .  26

               SECTION 8.1    Indemnification Provisions for Benefit of
                              Buyer and the Company . . . . . . . . . .  26
               SECTION 8.2    Indemnification Provisions for Benefit of
                              Sellers . . . . . . . . . . . . . . . . .  27
               SECTION 8.3    Matters Involving Third Parties . . . . .  28
               SECTION 8.4    Survival  . . . . . . . . . . . . . . . .  29
               SECTION 8.5    Limitations . . . . . . . . . . . . . . .  29
               SECTION 8.6    Basket and Ceiling  . . . . . . . . . . .  29

                                      ARTICLE IX
                                     TERMINATION  . . . . . . . . . . .  30

               SECTION 9.1    Termination of Agreement  . . . . . . . .  30
               SECTION 9.2    Effect of Termination . . . . . . . . . .  31
               SECTION 9.3    Confidentiality . . . . . . . . . . . . .  31

                                      ARTICLE X
                                    MISCELLANEOUS . . . . . . . . . . .  31

               SECTION 10.1   No Third-Party Beneficiaries  . . . . . .  31
               SECTION 10.2   Entire Agreement  . . . . . . . . . . . .  31
               SECTION 10.3   Succession and Assignment . . . . . . . .  31
               SECTION 10.4   Counterparts  . . . . . . . . . . . . . .  31
               SECTION 10.5   Headings, Terms . . . . . . . . . . . . .  32
               SECTION 10.6   Notices . . . . . . . . . . . . . . . . .  32
               SECTION 10.7   Governing Law . . . . . . . . . . . . . .  33
               SECTION 10.8   Amendments and Waivers  . . . . . . . . .  33
               SECTION 10.9   Severability  . . . . . . . . . . . . . .  33
               SECTION 10.10  Expenses  . . . . . . . . . . . . . . . .  33
               SECTION 10.11  Arbitration . . . . . . . . . . . . . . .  33
               SECTION 10.12  Construction  . . . . . . . . . . . . . .  34
               SECTION 10.13  Incorporation of Exhibits . . . . . . . .  34
               SECTION 10.14  Representations as to Knowledge . . . . .  34
               SECTION 10.15  Sellers' Agent  . . . . . . . . . . . . .  35

          EXHIBITS

          Exhibit A Form of Employment Agreement
          Exhibit B Escrow Agreement
          Exhibit C Form of Noncompetition Agreement
          Exhibit D Form of Registration Rights Agreement
          Exhibit E Form of Assignment of Interests


          SCHEDULES

          Schedule 1.1(i)     Latest Balance Sheet
          Schedule 3.1(a)(i)  Qualifications and Authorizations of the
                              Company
          Schedule 3.1(a)(ii) Articles of Organization of the Company
          Schedule 3.1(a)(iii)Operating Agreement of the Company
          Schedule 3.3        Membership Interests in the Company
          Schedule 3.5        Sellers  Notices and Consents
          Schedule 3.6(a)     Audited Financial Statements
          Schedule 3.6(b)     Unaudited Financial Statements
          Schedule 3.7        Changes or Events
          Schedule 3.8(c)     Tax Returns
          Schedule 3.8(e)     Asset Bases
          Schedule 3.9(a)     Ownership of Assets and Equipment Leases
          Schedule 3.9(b)     Premises
          Schedule 3.10(a) Description of Properties, Contracts and Other Data (to Include All Items on Schedule 3.10(b))
          Schedule 3.10(b)    Generic List of Properties, Contracts and
                              Other Data
          Schedule 3.11(a)    Outstanding Litigation, Etc.
          Schedule 3.11(c)(i) Authorizations and Permits
          Schedule 3.11(c)(ii)Exceptions to Authorizations and Permits
          Schedule 3.12       Accounts Receivable Aging Schedule
          Schedule 3.13       Product or Service Liability Claims
          Schedule 3.14       Insurance
          Schedule 3.15       Employee Benefit and Pension Plans
          Schedule 3.15(u)    Retired Employees Receiving Uncovered
          Payments
          Schedule 3.17(a)    Principal Customers
          Schedule 3.17(b)    Principal Suppliers
          Schedule 3.19       Intellectual Property
          Schedule 4.3        Buyer's Notices and Consents

                                  PURCHASE AGREEMENT

               This Purchase Agreement (this "Agreement") is entered into on June 11, 1998, by and between ICG D.C. Holdings, Inc., a Colorado corporation ("Buyer"), and G. Kelley Allen ("Allen"), and the G. Kelley Allen Trust (the "Trust"), and Michele R.K. Fought ("Fought"), T&D Consulting, Inc. and the Gordon B. Koch Daughters Trust (collectively with Fought, the "Minority
          Members").   Allen, the Trust and the Minority Members are herein
          collectively referred to as "Sellers" and individually, as a "Seller".


                                       RECITALS

               A. Sellers (except for Allen) are all of the members of and own all of the interests in DataChoice Network Services, L.L.C., a Nevada limited liability company (the "Company").

               B. Sellers desire to sell, and Buyer desires to purchase, all of the interests (the "Interests") in the Company as provided in this Agreement.


                                      AGREEMENT

               The parties agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

               SECTION 1.1  For purposes of this Agreement:

               Adverse Consequences means all losses, damages, costs,
               --------------------
          expenses, fees, Liabilities or other adverse consequences of any nature, however caused or incurred.

               Affiliate means, with respect to any Person, any Person
               ---------
          Controlling, Controlled by or under common Control with such Person.

               Affiliated Group means any affiliated group within the
               ----------------
          meaning of Code Section 1504 or any similar group defined under a similar provision of state, local or foreign law.

               Allen means G. Kelley Allen.
               -----

               Assets means all right, title and interest of the Company in
               ------
          and to all of the Company's tangible and intangible assets.

               Basket Amount has the meaning set forth in Section 8.6(a).
               -------------

               Benefit Arrangements has the meaning set forth in Section
               --------------------
          3.15(c).

               Business Day means any day on which commercial banks are
               ------------
          open for business in Denver, Colorado.

               Buyer has the meaning set forth in the preamble to this
               -----
          Agreement.

               Closing and Closing Date have the meanings given in Section
               -------     ------------
          2.6.

               Closing Date Liabilities means all Liabilities and other
               ------------------------
          amounts for which Sellers are liable under Sections 2.4, 5.7, and 10.10.

               Code means the Internal Revenue Code of 1986, as amended.
               ----

               Company has the meaning set forth in Recital A.
               -------

               Company Employee Welfare Benefit Plan has the meaning set
               -------------------------------------
          forth in Section 3.15(a).

               Confidential Information means, with respect to any Person,
               ------------------------
          any information concerning such Person or its business, products, financial condition, prospects and affairs that is not already generally available to the public.

               Control means the power to direct the management or policies
               -------
          of any Person, through the power to vote shares or other equity interests, by contract or otherwise.

               Documents has the meaning set forth in Section 3.21.
               ---------

               Employee Welfare Benefit Plan has the meaning set forth in
               -----------------------------
          ERISA Section 3(1).

               Employment Agreement means the Employment Agreement between
               --------------------
          Buyer and Fought, substantially in the form attached as
          EXHIBIT A.
          ---------

               Encumbrance means any mortgage, pledge, conditional sale
               -----------
          agreement, charge, claim, interest of another Person, lien, security interest, title defect or other encumbrance.

               Environmental Obligations means all Legal Requirements and
               -------------------------
          Permits concerning land use, public health, safety, welfare or the environment, including, without limitation, the Resource Conservation and Recovery Act (42 U.S.C. (Section) 6901 et seq.),
                                                                  -- ---
          as amended, and the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (Section) 9601
          et seq.), as amended.
          -- ---

               ERISA means the Employee Retirement Income Security Act of
               -----
          1974, as amended, and any regulations, rules or orders promulgated under the Employee Retirement Income Security Act of 1974, as amended.

               ERISA Affiliate means any entity that is controlled by, or
               ---------------
          is under common control with, the Company, as determined under ERISA Section 4001(a)(14).

               Escrow Agent means Norwest Bank Colorado, N.A.
               ------------

               Escrow Agreement means the Escrow Agreement among Buyer,
               ----------------
          Sellers and the Escrow Agent in the form of EXHIBIT B.
                                                      ---------

               Escrow Period means the period commencing on the Closing
               -------------
          Date and ending on the date which is twelve months after the Closing Date.

               Financial Statements has the meaning set forth in Section
               --------------------
          3.6.

               Fought means Michele R.K. Fought.
               -----

               Free Up Date has the meaning set forth in Section 6.8.
               ------------

                GAAP means generally accepted accounting principles as in
                ----
          effect from time to time in the United States.

               Governmental Authority means the United States of America or
               ----------------------
          any foreign jurisdiction, any state, commonwealth, territory or possession of the United States of America or any such foreign jurisdiction, any political subdivision of any of them (including counties, municipalities, home-rule cities and the like), and any agency, authority or instrumentality of any of the foregoing, including, without limitation, any court, tribunal, department, bureau, commission or board.

               Hazardous Materials means any material, chemical, compound,
               -------------------
          mixture, hazardous substance, hazardous waste, pollutant or contaminant defined, listed, classified or regulated under any Environmental Obligation.

               ICG means ICG Communications, Inc., a Delaware corporation.
               ---

               ICG Shares means the newly-issued shares of common stock of
               ----------
          ICG payable to Sellers under Section 2.2.

               Indemnified Party has the meaning set forth in Section
               -----------------
          8.3(a).

               Indemnifying Party has the meaning set forth in Section
               ------------------
          8.3(a).

               Intellectual Property means (a) all inventions (whether
               ---------------------
          patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, including the name "DataChoice Network Services, L.L.C.," "DataChoice," and "DataChoice Network," together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith,
          (c) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation),
          (g) all other proprietary rights and (h) all copies and tangible and intangible embodiments thereof (in whatever form or medium).

               Interests means all of the membership interests issued by
               ---------
          the Company to all of its members.

               Latest Balance Sheet means the unaudited balance sheet of
               --------------------
          the Company and the related unaudited statements of income, expense and cash flow dated as of April 30, 1998 and attached as
          SCHEDULE 1.1(I).
          ----------------

               Legal Requirement means any constitution, statute,
               -----------------
          ordinance, code, or other law (including common law), rule, regulation, Order, notice, standard, procedure or other requirement enacted, adopted, applied or issued by any Governmental Authority, including, without limitation, judicial decisions.

               Liability means any liability or obligation (whether known
               ---------
          or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

               Material Adverse Effect means, with respect to the Company
               -----------------------
          or its businesses, assets, financial condition, properties or prospects, any event, fact, circumstance or condition that in the aggregate may result in an adverse impact to the Company that would exceed $20,000.

               Minority Members has the meaning set forth in the preamble
               ----------------
          to this Agreement.

               Nasdaq means the Automated Quotation System of the National
               ------
          Association of Securities Dealers, Inc.

               Nasdaq Market means the Nasdaq National Market.
               -------------

               Noncompetition Agreements means the Noncompetition
               -------------------------
          Agreements between Buyer and each of Allen and Fought, the form of each of which is attached as EXHIBIT C.
                                          ---------

               Orders means all judgments, injunctions, orders, rulings,
               ------
          decrees, directives, notices of violation or other requirements of any Governmental Authority or arbitrator having jurisdiction in the matter, including a bankruptcy court or trustee.

               Other Buyer Agreements means the Escrow Agreement, the
               ----------------------
          Employment Agreements, the Noncompetition Agreements, the Registration Rights Agreement and the other documents and instruments executed and delivered by Buyer pursuant to Section
          7.2 of this Agreement.

               Other Seller Agreements means the Employment Agreement, the
               -----------------------
          Escrow Agreement, the Noncompetition Agreements, the Registration Rights Agreement, and other documents and instruments executed and delivered by Sellers pursuant to Section 7.1 of this Agreement.

               Permits means all permits, licenses, consents, franchises,
               -------
          authorizations, approvals, privileges, waivers, exemptions, variances, exclusionary or inclusionary Orders and other concessions, whether governmental or private, including, without limitation, those relating to environmental, public health, welfare or safety matters.

               Permitted Liabilities means, with respect to the Company,
               ---------------------
          (a) indebtedness for borrowed money in an amount equal to the indebtedness incurred and outstanding as of December 31, 1997 as reflected on the Latest Balance Sheet, (b) all other liabilities reflected on the Latest Balance Sheet, and (c) current liabilities consisting of trade payables and current expenses of the Company incurred in the ordinary course of business since December 31, 1997, consistent with past practice.

               Person means an individual, and a partnership, corporation,
               ------
          association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, Governmental Authority or other entity.

               Premises means the real property, buildings and improvements
               --------
          on such real property constituting the business premises of the Company as described on SCHEDULE 3.9(B).
                                  ----------------

               Premises Lease means the lease agreement, in form and
               --------------
          substance satisfactory to Buyer, between Buyer and Southwest Plaza - GGPLP, as lessor with respect to Premises leased by the Company in Littleton, Colorado, under which Buyer will lease the Premises following Closing.

               Principal Customers has the meaning set forth in Section
               -------------------
          3.17(a).

               Principal Suppliers has the meaning set forth in Section
               -------------------
          3.17(b).

               Purchase Price means the sum of $5,000,000.
               --------------

               Registration Rights Agreement means the agreement between
               -----------------------------
          ICG and Sellers in the form attached as EXHIBIT D.
                                                  ---------

               Reply Notice has the meaning set forth in Section 2 of the
               ------------
          Escrow Agreement.

               Reply Period has the meaning set forth in Section 2 of the
               ------------
          Escrow Agreement.

               Right means any right, property interest, concession,
               -----
          patent, trademark, trade name, copyright, know-how or other proprietary right of another Person.

               SEC Reports has the meaning set forth in Section 4.7.
               -----------

               Securities Act means the Securities Act of 1933, as amended,
               --------------
          and all rules and regulations promulgated thereunder.

               Seller Transaction Expenses has the meaning set forth in
               ---------------------------
          Section 10.10.

               Sellers' Agent means G. Kelley Allen.
               --------------

               Seller and Sellers have the meaning set forth in the
               ------------------
          preamble to this Agreement.

               Survival Period means, with respect to a representation or
               ---------------
          warranty, the applicable period after the Closing Date during which such representation or warranty survives pursuant to
          Section 8.4.

               Tax means any federal, state, local or foreign income, gross
               ---
          receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, documentary, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, or any escheat obligations, including any interest, penalty or addition, whether disputed or not.

               Tax Return means any return, declaration, report, claim for
               ----------
          refund or information return or statement relating to Taxes, including any schedule or attachment to any of them, and including any amendment of any of them.

               Third Party Claim has the meaning set forth in Section
               -----------------
          8.3(a).

                                      ARTICLE II
                                  PURCHASE AND SALE

               SECTION 2.1  Basic Transaction.  Subject to the terms and
                            -----------------
          conditions set forth in this Agreement, Buyer agrees to purchase from Sellers, and Sellers agree to sell to Buyer, all of the Interests, free and clear of any Encumbrance or Tax, for the consideration specified in Section 2.2. Buyer will have no obligation under this Agreement to purchase less than all of the Interests.

               SECTION 2.2 Purchase Price; Payment.  The Purchase Price for
                           -----------------------
          the Interests will be payable in the form of (a) $560,000 in cash, and (b) 145,997 ICG Shares. On the Closing Date Buyer will
          (x) pay to Sellers in cash by wire transfer to an account or accounts designated by Sellers' Agent the amount of $560,000 in cash, (y) pay to Sellers 129,556 ICG Shares and (z) deposit 16,441 ICG Shares with the Escrow Agent pursuant to the terms of the Escrow Agreement. In addition to the Purchase Price, at the Closing Buyer will pay Allen the sum of $250,000 and Fought the sum of $250,000, each such amount to be payable in cash, in consideration for Allen's and Fought's obligations under the Noncompetition Agreements.

               SECTION 2.3 [Intentionally Omitted].
                           -----------------------

               SECTION 2.4 Payment of Certain Amounts.  Sellers will pay,
                           --------------------------
          and bear sole liability for, the following costs, expenses, amounts and claims: (a) all Taxes, fees and charges payable in respect of or as a result of the sale and transfer of the Interests to Buyer pursuant to this Agreement; (b) all Seller Transaction Expenses in excess of $10,000 in the aggregate, and the amounts described in Section 5.7 and (c) all amounts owing to employees (other than claims for earned commissions) and other Persons arising out of events or circumstances occurring prior to or as a result of the Closing. Upon receipt of evidence reasonably satisfactory to Buyer of liability therefor on payment thereof, Buyer will reimburse Sellers, pay, or bear liability for, as the case may be, all Seller Transaction Expenses in an amount not to exceed $10,000 in the aggregate.

               SECTION 2.5 [Intentionally Omitted].
                           -----------------------

               SECTION 2.6 Closing; Closing Date.  The closing of the
                           ---------------------
          transactions contemplated by this Agreement (the "Closing") will take place within five Business Days after the satisfaction or waiver of all conditions set forth in Sections 7.1 and 7.2, at the offices of Sherman & Howard L.L.C. in Denver, Colorado, and all transactions contemplated by this Agreement will be effective at 12:00 a.m. local time in Denver, Colorado, on the day of the Closing (such effective time being the "Closing Date").

               SECTION 2.7 Deliveries at the Closing.  At the Closing, (a)
                           -------------------------
          Sellers will deliver, or cause to be delivered, to Buyer the certificates, instruments and documents referred to in
          Section 7.1, (b) Buyer will deliver to Sellers the certificates, instruments and documents referred to in Section 7.2, (c) Sellers will deliver to Buyer assignments of the Interests in the form of EXHIBIT E, free and clear of any Encumbrances or Taxes and (d)
          ---------
          Buyer will pay and deposit the purchase price in accordance with
          Section 2.2.

               SECTION 2.8 Waiver of Rights of First Refusal.  Sellers
                           ---------------------------------
          waive all rights of first refusal arising under Section 10.02 of the Operating Agreement of the Company effective as of April 25, 1996.

                                     ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF SELLERS

               Sellers jointly and severally represent and warrant to Buyer as follows, as of the date of this Agreement:

               SECTION 3.1  Organization, Good Standing, Etc.  (a)  The
                            --------------------------------
          Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Nevada, and is qualified and authorized to do business as a foreign limited liability company and is in good standing in each of the jurisdictions listed on SCHEDULE 3.1(A)(I), which are the
                                         ------------------
          only jurisdictions in which the nature of the business conducted by the Company or the properties leased or operated by it make such qualification necessary. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as is now being conducted. The copies of (i) the articles of organization (certified by the Secretary of State of its jurisdiction of organization) and (ii) the operating agreement of the Company, both as amended to date, which have been delivered to Buyer by Sellers, and are attached as SCHEDULES 3.1(A)(II) and 3.1(A)(III),
             ------------------------------------
          respectively, are complete and correct, and the Company is not in default under or in violation of any provision of its articles of organization or operating agreement. The minute books, which contain the records of all meetings of or actions by the members of the Company, and the record books of the Company, copies of which have been delivered to Buyer by Sellers, are correct and complete.

               SECTION 3.2  Subsidiaries. The Company does not own any
                            ------------
          equity or other interest in any other corporation, limited liability company, partnership or any other Person.

               SECTION 3.3  Ownership and Capitalization.  The interests
                            ----------------------------
          issued by the Company are described on SCHEDULE 3.3 and as of the
                                                 ------------
          date of this Agreement such interests are owned by such Persons and in such percentages as is set forth on SCHEDULE 3.3. All of
                                                     ------------
          the interests issued by the Company have been validly issued, and are fully paid and nonassessable, with no personal Liability attaching to the ownership of such interests. There is no authorized or outstanding equity interest or security convertible into or exchangeable for, or any authorized or outstanding option, warrant or other right to subscribe for or to purchase, or convert any obligation into, any unissued interests in the Company and the Company has not agreed to issue any security so convertible or exchangeable or any such option, warrant or other right. There are no authorized or outstanding equity appreciation, phantom equity, profit participation, equity participation or other similar rights with respect to the Company. There are no voting trusts, voting agreements, proxies or other agreements or understanding with respect to any of the Interests. There are no existing rights of first refusal, buy-sell arrangements, options, warrants, rights, calls, or other commitments or restrictions of any character relating to any of the Interests, except those restrictions on transfer imposed by the Securities Act and applicable state securities laws.

               SECTION 3.4  Authority; No Violation.  Sellers (and each of
                            -----------------------
          them individually) have full and absolute right, power, authority and legal capacity to execute, deliver and perform this Agreement and all Other Seller Agreements to which Sellers are a party, and assuming the due authorization, execution and delivery by such other Persons as are parties thereto, this Agreement constitutes, and the Other Seller Agreements when executed and delivered by the parties thereto will constitute, the legal, valid and binding obligations of, and will be enforceable in accordance with their respective terms against, Sellers (and each of them individually), except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law). The execution, delivery and performance of this Agreement and the Other Seller Agreements and the consummation of the transactions contemplated by each such agreement will not (a) violate any Legal Requirement to which the Company or any Seller is subject or any provision of the articles of organization or operating agreement of the Company, or (b) violate, with or without the giving of notice or the lapse of time or both, or conflict with or result in the breach or termination of any provision of, or a diminution of the rights of the Company under, or constitute a default under, or give any Person the right to accelerate any obligation under, or result in the creation of any Encumbrance upon any properties, assets or business of the Company or of any Seller, pursuant to any indenture, mortgage, deed of trust, lien, lease, license, Permit, agreement, instrument or other arrangement to which the Company or any Seller is a party or by which the Company or any Seller, or any of their respective assets and properties is bound or subject.

               SECTION 3.5  Consents and Approvals.  Except as set forth in
                            ----------------------
          SCHEDULE 3.5, no filing or registration with, no notice to and no
          ------------
          permit, authorization, consent or approval of any Governmental Authority or any Person is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than (a) requirements of federal and securities laws, (b) the authorization of all applicable regulatory agencies necessary or desirable to consummate the transactions contemplated by this Agreement and (c) those consents and approvals already obtained as described on Schedule 3.5.
                          ------------

               SECTION 3.6  Financial Statements.  Sellers have delivered
                            --------------------
          to Buyer complete and correct copies of the Company's (a) unaudited balance sheets, income statements and related statements of cash flow and members' equity for and as of the year December 31, 1996 and the period May 1, 1996 through December 31, 1997 and (b) unaudited balance sheets, income statements and the statements of cash flow for the periods ending January 31, 1998, February 28, 1998, March 31, 1998 and April 30, 1998, (collectively, the "Financial Statements"). The Financial Statements are in accordance with the books and records of the Company, as applicable, and were prepared on a consistent basis throughout the periods covered and present fairly the Company's financial position, results of operations and changes in financial position as of the dates and for the periods indicated. At the date of the Latest Balance Sheet, the Company had no known liability or obligation, whether accrued, absolute, fixed or contingent (including liabilities for taxes or unusual forward or long-term commitments), that were not fully reflected or reserved against on the Latest Balance Sheet, business, financial condition or results of operations of the Company, nor does the Company have any contingent Liabilities not disclosed on the

          Financial Statements. Copies of the financial statements described in clause (a) of this Section 3.6 are attached as
          SCHEDULE 3.6(A), and copies of the financial statements
          ---------------
          described in clause (b) of this Section are attached as
          SCHEDULE 3.6(B).  All balance sheets, statements of revenue and
          --------------
          expense and other financial statements prepared by or with respect to the Company after the date of this Agreement will be prepared in accordance with and on a basis and in a manner consistent with the Financial Statements.

               SECTION 3.7  Absence of Certain Changes or Events.  Since
                            ------------------------------------
          December 31, 1997,  and except as disclosed in SCHEDULE 3.7,  the
                                                         ------------
          Company has not: (a) incurred any debt, indebtedness or other Liability, except Permitted Liabilities; (b) delayed or postponed the payment of accounts payable or other Liabilities or accelerated the collection of any receivable beyond stated, normal terms; (c) sold or otherwise transferred any of its equipment or other assets or properties that are, individually or in the aggregate, material to the Company; (d) cancelled, compromised, settled, released, waived, written-off or expensed any account or note receivable, right, debt or claim involving more than $10,000 individually or in the aggregate; (e) changed in any significant manner the way in which it conducts business;
          (f) made or granted any individual wage or salary increase or any additional benefits of any kind or nature or modified any commission or compensation arrangement applicable to any employee of the Company; (g) entered into any contracts or agreements, or made any commitments, involving more than $10,000 individually or in the aggregate or accelerated, terminated, delayed, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) involving more than $10,000 individually or in the aggregate; (h) suffered any Material Adverse Effect, including to or in its business, assets, financial condition, prospects or customer or supplier relationships; (i) made any payment or transfer to or for the benefit of any Seller or permitted any Person, including, without limitation, any Seller, to withdraw assets from the Company other than as disclosed on SCHEDULE 3.7;
                               ------------
          (j) suffered any other significant occurrence, event, incident, action, failure to act or transaction outside the ordinary course of business consistent with past practice, (k) engaged in any other activity outside the ordinary course of business consistent with past practice, or (l) agreed to incur, take, enter into, make or permit any of the matters described in clauses
          (a) through (k).

               SECTION 3.8  Tax Matters.
                            -----------

               (a) The Company has timely filed all Tax Returns it was required to file. All such Tax Returns are correct and complete in all material respects. All Taxes owed by the Company and by each Seller (whether or not shown on any Tax Return) have been paid. The Company is not, and no Seller is, currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Encumbrances on any of the assets of the Company or on those of any Seller that arose in connection with any failure (or alleged failure) to pay any Tax.

               (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, any Seller or other third party.

               (c) There is no known basis for any authority to assess any additional Taxes for any period for which Tax Returns of the
          Company or any Seller have been filed.   There is no pending or
          threatened dispute or claim concerning any Tax Liability of the Company or of any Sellers. SCHEDULE 3.8(C) lists all federal,
                                      ---------------
          state, local and foreign income Tax Returns filed with respect to the Company and each Seller for taxable periods ended on or after December 31, 1996. No such Tax Return has ever been audited. Sellers have delivered to Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed or assessed against or agreed to by the Company since December 31, 1996.

               (d) Neither the Company nor any Seller has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

               (e)  SCHEDULE 3.8(E) sets forth the basis of the Company in
                    ---------------
          each of its assets as of December 31, 1997.

               (f) All Taxes payable by all present and former members of the Company in respect of the Company's taxable income have been paid.

               (g) The Company has not made any election to be classified as a corporation taxable as an association for federal, state or foreign tax purposes.

               SECTION 3.9  Assets and Properties.
                            ---------------------

               (a)  Except as disclosed on SCHEDULE 3.9(A), as of the date
                                           ---------------
          of this Agreement, the Company owns all of its Assets, free and clear of all Encumbrances and the Company has and will have good and marketable title to (or, in the case of the Assets that are leased, valid leasehold interests in) all of its Assets. The Assets consist of the tangible and intangible assets of the Company in existence as of the date of this Agreement (except for such changes in accounts receivable in the ordinary course of business as are not in violation of Section 3.7). The Assets of the Company are all of the tangible and intangible assets used by the Company in, or necessary for the conduct of, its business. The Assets and any property leased by the Company from third parties encompass all Assets and all property used by the Company to generate the income reflected in the financial statements attached as SCHEDULES 3.6(A) AND 3.6(B). SCHEDULE 3.9(A) lists
                      ---------------------------   ---------------
          all the equipment leased by the Company as of the date of this Agreement. The Company does not lease any equipment from any Seller. All of the tangible Assets of the Company are located on the Premises.

               (b)  SCHEDULE 3.9(B) sets forth a description of all of the
                    ---------------
          real property, buildings and improvements used by the Company in its business (the "Premises"). The Premises are supplied with utilities and other services necessary for the operation of the Premises. The Premises are free from defects, have been maintained in accordance with normal industry practice, are in good operating condition and repair and are suitable for the purposes for which they presently are used. The Premises have received all approvals of Governmental Authorities (including Permits) required in connection with the occupation and operation of the Premises and have been occupied, operated and maintained in accordance with applicable Legal Requirements. None of Sellers or the Company has received notice of violation of any Legal Requirement or Permit relating to its operations or its leased properties.

               (c) No party to any lease with respect to any Premises has repudiated any provision of such lease, and there are no disputes, oral agreements or forbearance programs in effect as to any such lease.

               SECTION 3.10  Lists of Properties, Contracts and Other Data.
                             ----------------------------------------------
          Attached as SCHEDULE 3.10(B) is a generic list of certain
                      ---------------
          properties, contracts and other data.  SCHEDULE 3.10(A) is a
                                                 ----------------
          correct and complete description for the Company setting forth the properties, contracts and other data of the Company as of March 31, 1998 that are identified on SCHEDULE 3.10(B). True and
                                                ----------------
          complete copies of the items (or descriptions of such items) referred to in SCHEDULE 3.10(A) have been delivered to Buyer or
                        ----------------
          provided to Buyer for inspection. The contracts, contractual obligations and other Rights described in SCHEDULE 3.10(A) are
                                                    ----------------
          valid, in full force and effect, enforceable in accordance with their respective terms for the period stated, and, to the knowledge of Sellers, no party has repudiated any provision thereof and no action or claim is pending or threatened to revoke, modify, terminate or render invalid any of such items. Neither the Company nor, to the knowledge of Sellers, any Other Party is in breach or default in performance of any of its respective obligations under, and no event exists which, with the giving of notice or lapse of time or both, would constitute a breach, default or event of default on the part of a party to, any of the foregoing contracts, contractual obligations or Rights that is continuing unremedied.

               SECTION 3.11  Litigation; Compliance with Applicable Laws,
                             ---------------------------------------------
          Rights and Permits.
          -------------------

               (a) There is no outstanding Order against, nor, except as set forth on SCHEDULE 3.11(A), is there any litigation,
                       ----------------
          proceeding, arbitration or investigation by any Governmental Authority or other Person pending or threatened against, the Company, its properties or business or relating to the transactions contemplated in this Agreement, nor is there any basis for any such action.

               (b) The Company and its Assets (including its Premises, facilities, machinery and equipment and the use thereof) are not in violation of any applicable Legal Requirement or right. None of Sellers or the Company has received notice from any Governmental Authority or other Person of any violation or alleged violation of any Legal Requirement or Right, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced or is pending or threatened against the Company.

               (c)  SCHEDULE 3.11(C)(I) lists all authorizations and
                    -------------------
          Permits held by the Company with respect to the operation of its business. Each authorization and Permit listed in
          SCHEDULE 3.11(C)(I) is valid and effective and the Company is in
          -------------------
          compliance with all material terms, conditions and requirements of such authorizations and Permits. Except as set forth in
          SCHEDULE 3.11(C)(II), the Company possesses all authorizations,
          --------------------
          Permits, licenses and Orders required or necessary to conduct its business and operations in the manner in which such business and operations are being and historically have been conducted.

               SECTION 3.12  Accounts Receivable.  The accounts receivable
                             -------------------
          of the Company reflected on SCHEDULE 3.12 have arisen in the
                                      -------------
          ordinary course of business; reflect bona fide business arrangements; no payor has given any Seller or the Company written notice of any inability to pay such account receivable in due course or of any claim or defense against payment of such account receivable; no oral statements to such effect have been made to any Seller or the Company; no basis exists for any payor to raise any claim or defense against payment with respect to any such account receivable; and SCHEDULE 3.12 sets forth a true and
                                       -------------
          correct statement regarding the aging of such accounts receivable as of the date of this Agreement.

               SECTION 3.13  Product Quality, Warranty and Liability.  All
                             ---------------------------------------
          products and services provided or delivered by the Company to customers on or prior to the date of this Agreement conform to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and the Company has no Liability, and to the knowledge of Sellers there is no basis for any Liability, for additional service, replacement or repair or other damages in connection with such products and services. No product or service provided or delivered by the Company to customers on or prior to the date of this Agreement is subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of sale, rent or lease. The Company has no Liability and, to the knowledge of Sellers there is no basis for any Liability, arising out of any injury to a Person, property or otherwise as a result of the ownership, possession, provision or use of any product or service sold, rented, leased, provided or delivered by the Company on or prior to the date of this Agreement. No product or service liability claim has been asserted against the Company, whether covered by insurance or not and whether litigation has resulted or not, except as listed and summarized on
          SCHEDULE 3.13.
          --------------

               SECTION 3.14  Insurance.  The Company has policies of
                             ---------
          insurance (a) covering risk of loss on its Assets and (b) covering products and services liability and liability for fire, property damage, personal injury, and workers' compensation coverage, all with responsible and financially sound insurance carriers in adequate amounts and in compliance with governmental requirements and in accordance with good industry practice.
          SCHEDULE 3.14 sets forth a complete and accurate list of all
          -------------
          insurance policies of the Company and the annual premiums payable thereunder. All such insurance policies are valid, in full force and effect and enforceable in accordance with their respective terms and no party has repudiated any provision of such policies. Neither the Company, nor to the knowledge of Sellers, any other party to any such policy, is in breach or default (including with respect to the payment of premiums or the giving of notices) in the performance of any of their respective obligations under any such policy, and, to the knowledge of Sellers, no event exists which, with the giving of notice or the lapse of time or both, would constitute a breach, default or event of default, or permit termination, modification or acceleration under any such policy. There are no claims, actions, proceedings or suits arising out of or based upon any of such policies and no basis for any such claim, action, suit or proceeding exists. All premiums have been paid on such policies as of the date of this Agreement. The Company has been covered during its period of existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during such period. There have been no claims made during such period with respect to any insurance coverage of the Company.

               SECTION 3.15  Pension and Employee Benefit Matters.
                             ------------------------------------

               (a) The Company has not maintained and has no obligation to contribute to any employee pension benefit plans, as defined in ERISA Section 3(2), including any multiemployer plan, as defined in ERISA Section 3(37). The Company has no ERISA Affiliates.
          Schedule 3.15 sets forth each Employee Welfare Benefit Plan
          -------------
          maintained or contributed to by the Company and no such plan is self-insured or self-funded by the Company, ("Company Employee Welfare Benefit Plans").

               (b) Any Company Employee Welfare Benefit Plan that is a "Group Health Plan" (as defined in Code Section 5000(b)(I)) has been administered in accordance with the requirements of Part 6 of Subtitle B of Title I of ERISA and Code Section 4980B, and nothing done or omitted to be done in connection with maintenance or administration of any Company Employee Welfare Benefit Plan that is a Group Health Plan has made or will make the Company subject to any liability under Title I of ERISA or any excise Tax Liability under Code Section 4980B or has resulted or will result in any loss of income exclusion for a participant under Code Sections 105(h) or 106.

               (c) The Company does not maintain, and has never maintained, and does not contribute, and has never contributed, and has never been required to contribute, to any employee benefit plan, as defined in ERISA Section 3(3), providing health or medical benefits for current or future retired or terminated employees, their spouses or dependents (other than in accordance with Code Section 4980B). SCHEDULE 3.15 lists each employment,
                                     -------------
          severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for unemployment benefits, vacation benefits, deferred compensation, bonuses, stock options, stock appreciation rights or other forms of incentive compensation, reduced interest or interest free loans, mortgages, relocation assistance, or other benefits that
          (i) is not a Company Employee Welfare Benefit Plan; (ii) is entered into, maintained or contributed to by the Company; and
          (iii) covers any employee or former employee of the Company (collectively, the "Benefit Arrangements"). Copies of each such Benefit Arrangement (or, if unwritten, a written description of each such Benefit Arrangement) have been delivered by the Company to the Buyer.

               SECTION 3.16  Employees and Labor.  No executive or key
                             -------------------
          employee is subject to any agreement, obligation, Order or other legal hindrance that impedes or might impede such executive or key employee from devoting his or her full business time to the affairs of the Company, and, if such person becomes an employee of Buyer, to the affairs of Buyer after the date of this Agreement. The Company has, and has had, no pending labor relations problems or disputes or charges or complaints of unfair labor practices. There are no threatened or alleged claims, investigations or requests for investigations or audits against the Company, nor are there any outstanding orders relating to the Company or any Seller with respect to any employment matter under any federal or state employment law or employment practices, including federal Title VII and related state protections. There are no federal or state common law actions pending or, to the knowledge of Sellers, threatened, associated with or relating to any employee's or former employee's past or present employment with the Company or termination thereof.

               SECTION 3.17  Customer and Supplier Relationships.
                             -----------------------------------

               (a)  SCHEDULE 3.17(A) lists each customer that individually
                    ----------------
          or with its Affiliates accounted for five percent or more of the Company's revenues during either the fiscal year ended
          December 31, 1997 or the three-month period ended March 31, 1998 (the "Principal Customers").

               (b)  SCHEDULE 3.17(B) lists each supplier that individually
                    ----------------
          or with its affiliates accounted for 10 percent or more of the Company's purchases of support services, supplies, or products during either the fiscal year ended December 31, 1997 or the three-month period ended March 31, 1998 (the "Principal Suppliers").

               (c) The Company has good commercial working relationships with the Principal Customers and the Principal Suppliers and, since December 31, 1997, no Principal Customer or Principal Supplier has cancelled or otherwise terminated its relationship with the Company, materially decreased or limited its contribution of revenue to or support services, supplies or products supplied to, the Company, or threatened to take any such action. Sellers have no basis to anticipate any problems with the Company's customer, supplier or business relationships. To the knowledge of Sellers, no Principal Customer or Principal Supplier has any plans to reduce its contribution of revenue to or support services, supplies, or products supplied to the Company below levels prevailing since December 31, 1997, and the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not adversely affect the relationship of Buyer with any Principal Supplier after the date of this Agreement.

               SECTION 3.18  Environmental Matters.  The Company has
                             ---------------------
          conducted its business and operations, and has occupied, used and operated the Premises in compliance with all Environmental Obligations. The Company owns no real property. To the knowledge of Sellers, all the Company's leased property is in full compliance with all Environmental Obligations. Neither the Company nor any Seller on behalf of the Company has ever disposed of any Hazardous Materials except cleaning supplies, and such cleaning supplies have been disposed of in accordance with all applicable Environmental Obligations. No Seller is aware of any claim or order, or notice of claim or order, asserting Liability of the Company or any Seller related to an Environmental Obligation. The Company has not owned or used any underground or aboveground storage tanks.

               SECTION 3.19  Intellectual Property.  SCHEDULE 3.19 lists
                             ---------------------   -------------
          each item of Intellectual Property owned by the Company or which is used by the Company in the operation of its business. The Company owns or has the legal right to use each such item of Intellectual Property, and none of such Intellectual Property is subject to any Encumbrance. No other individual or entity has any claim or right to the Intellectual Property except as specifically allowed by the Company. The Intellectual Property does not contain any material which may infringe on the intellectual property or proprietary rights of any third party. The Intellectual Property is not the subject of any claim of infringement by any third party.

               SECTION 3.20  Brokers' Fees and Commissions.  None of
                             -----------------------------
          Sellers, the Company nor any of its respective directors, officers, partners, employees or agents has employed any investment banker, broker or finder in connection with the transactions contemplated hereby, and none of Sellers, the Company nor Buyer will have any liability to any such Persons on account of any brokerage, finders or similar fee payable with respect to the transactions contemplated by this Agreement.

               SECTION 3.21 Acquisition for Investment.  Sellers are
                            --------------------------
          acquiring the ICG Shares pursuant to this Agreement for their own account as principals, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof, in whole or in part, and no other Person has a direct or indirect beneficial interest in such ICG Shares. Sellers each acknowledge and understand that the offering and sale of the ICG Shares pursuant to this Agreement are intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available. In furtherance thereof, Sellers joint and severally represent and warrant to and agree with Buyer and each other Seller that:

               (a) each Seller has the financial ability to bear the economic risk for this investment, has adequate means for providing for its current needs and contingencies and has no need for liquidity with respect to the investment in such ICG Shares;

               (b) Allen is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act;

               (c) each Seller has been furnished with a copy of ICG's Annual Report on Form 10-K for the fiscal years ended
          September 30, 1996, and December 31, 1997, Transition Report on Form 10-K for the period ended December 31, 1996, Forms 10-Q for the quarters ended March 31, 1997, June 30, 1997, September 30, 1997 and March 31, 1998, proxy statements and Forms 8-K filed in

          1997 and 1998 (collectively, the "Documents") and has evaluated the risks of acquiring the ICG Shares based on the information contained therein and in this Agreement;

               (d) each Seller has been given the opportunity to ask questions of, and receive answers from, the management of ICG concerning the terms, conditions and other matters pertaining to the investment in the ICG Shares, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information contained in the Documents in order for Sellers to evaluate the merits and risks of the acquisition of such ICG Shares, and has not been furnished with any other offering literature or prospectus except as described herein;

               (e) none of Sellers has been furnished with any oral or written representation or oral or written information in connection with the offering of such ICG Shares that is not contained in the Documents or this Agreement; and

               (f) each Seller has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an acquisition of such ICG Shares and of making an informed investment decision with respect thereto.

               SECTION 3.22  Disclosure.
                             ----------

               (a)  None of the documents or information provided to Buyer by the Company, any of Sellers or any agent or employee of the Company in the course of Buyer's due diligence investigation and the negotiation of this Agreement and Article III of this
          Agreement and the disclosure SCHEDULES referred to in Article III
                                       ---------
          contains any known untrue statement of any material fact or omits to state a material fact necessary in order to make the
          statements contained in this Agreement or in such documents, information or SCHEDULES not misleading. There is no known fact or
                         ---------
          circumstance which materially adversely affects the business, prospects, condition, affairs or operations of the Company or any properties or assets of the Company which has not been set forth in this Agreement or in such documents, information or SCHEDULES.
                                                              ---------

          (b)  Nothing in the disclosure SCHEDULES referred to in
                                         ---------
          Article III will be deemed adequate to disclose an exception to a representation or warranty made in this Agreement unless the applicable disclosure SCHEDULE identifies the exception with
                                --------
          particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item will not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself).

                                      ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF BUYER

               Buyer represents and warrants to Sellers as follows, as of the date of this Agreement:

               SECTION 4.1  Organization and Qualification, etc.  Buyer is
                            -----------------------------------
          a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Buyer is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted by it, or the properties leased or operated by it make such qualification necessary.

               SECTION 4.2  Authority Relative to Agreement.  Buyer has the
                            -------------------------------
          full and absolute right, corporate power and authority and legal capacity to execute, deliver and perform this Agreement and all Other Buyer Agreements, and to consummate the transactions contemplated on its part by this Agreement and the Other Buyer Agreements. The execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contem-plated on its part by this Agreement and the Other Buyer Agreements, have been duly authorized by Buyer's board of directors. No other corporate approvals on the part of the board of directors or shareholders of Buyer are necessary to authorize the execution and delivery of this Agreement, and the Other Buyer Agreements. This Agreement constitutes, and the Other Buyer Agreements when executed and delivered by the parties thereto will constitute, the legal, valid and binding obligations of, and will be enforceable in accordance with their respective terms against, Buyer, except as such enforcement is subject to the effect of (i) any applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors' rights generally, and (ii) general principles of equity, including concepts of reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or law).

               SECTION 4.3  Non-Contravention.  Except as set forth on
                            -----------------
          SCHEDULE 4.3, the execution and delivery of this Agreement and
          ------------
          the Other Buyer Agreements and the consummation by Buyer of the transactions contemplated by this Agreement and by the Other Buyer Agreements will not, (a) violate any provision of the Articles of Incorporation or Bylaws of Buyer, or (b) violate, or result, with the giving of notice or the lapse of time or both, in a violation of, any provision of, or result in the accelera-tion of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any obligation under, or result in the creation or imposition of any encumbrance upon any of the properties of Buyer pursuant to any provision of any indenture, mortgage, deed of trust, lien, agreement, Permit, license or instrument or any arrangement to which Buyer is a party or by which any of its assets are bound or to which any of its assets are subject and do not and will not violate or conflict with any other material restriction of any kind or char-acter to which Buyer is subject or by which any of its assets may be bound, or (c) violate in any material respect any Legal Requirement to which Buyer is subject.

               SECTION 4.4  Government Approvals.  No consent,
                            --------------------
          authorization, order or approval of, or filing or registration with, any governmental commission, board or other regulatory body is required for or in connection with the execution and delivery of this Agreement and the Other Buyer Agreements by Buyer, the execution and delivery of this Agreement by Buyer, and the consummation by Buyer of the transactions contemplated by this Agreement and the Other Buyer Agreements.

               SECTION 4.5  Brokers.  All negotiations relative to this
                            -------
          Agreement and the transactions contemplated by this Agreement have been carried out by Buyer directly with Sellers and the Company, without the intervention of any person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against Buyer or any Seller for a finder's fee, brokerage commission, or similar payment.

               SECTION 4.6  Purchase for Investment.  Buyer is acquiring
                            -----------------------
          the Interests for its own account for investment purposes and not with a view to distribution of the Interests. Buyer has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Interests. Buyer is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act. Buyer will not, directly or indirectly, dispose of the Interests except in compliance with applicable federal and state securities laws.

               SECTION 4.7  SEC Reports and Nasdaq Compliance.  Since
                            ---------------------------------
          January 1, 1996, ICG has made in a timely manner all material filings (the "SEC Reports") required to be made by it under the Securities Act and the Exchange Act. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act and the securities laws, rules and regulations of any applicable state and pursuant to any material Legal Requirement and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Buyer has delivered or made accessible to Sellers true, accurate and complete copies of the SEC Reports which were filed by ICG with the SEC since January 1, 1996. Buyer has taken or will take all necessary actions to ensure the eligibility of the ICG Shares for trading on the Nasdaq Market.


                                      ARTICLE V
                                PRE-CLOSING COVENANTS

               The parties agree as follows with respect to the period between the execution of this Agreement and the Closing (or subsequent thereto, as applicable).

               SECTION 5.1  General.  Each of the parties will use its
                            -------
          commercially reasonable efforts to take all actions necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the satisfaction, but not the waiver, of the closing conditions set forth in Article VII) and the other agreements contemplated hereby. Without limiting the foregoing, Sellers and Buyer will, and Sellers will cause the Company to, give any notices, make any filings and obtain any consents, authorizations or approvals needed to consummate the transactions contemplated by this Agreement.

               SECTION 5.2  Operation and Preservation of Business.
                            --------------------------------------
          Sellers will not cause or permit the Company to: (i) incur or permit any liability other than a Permitted Liability; (ii) dispose of any assets that are, individually or in the aggregate, material to the Company; (iii) engage in any practice, take any action or enter into any transaction outside the ordinary course of its business consistent with past practice; (iv) make any payment or transfer to or for the benefit of any Seller (other than salaries paid to any Seller in amounts consistent with, and in all other respects in accordance with, past practice); or (v) make any distribution or payment in respect of any of the Interests; provided, however, that in no event will any action be taken or fail to be taken or any transaction be entered into which would result in a breach of any representation, warranty or covenant of any Seller.

               SECTION 5.3  Full Access.  Sellers will cause the Company to
                            -----------
          permit Buyer and its agents to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all Premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Company.

               SECTION 5.4  Notice of Developments.  Sellers will give
                            ----------------------
          prompt written notice to Buyer of any material development which occurs after the date of this Agreement and affects the business, Assets, liabilities, financial condition, operations, results of operations, future prospects, representations, warranties, covenants or disclosure SCHEDULES of the Company. No such
                                  ---------
          written notice, however, will be deemed to amend or supplement any disclosure SCHEDULES or to prevent or cure any
                         ---------
          misrepresentation, breach of warranty or breach of covenant; provided that (a) if such written notice issued to Buyer prior to the Closing discloses a breach by any Seller of any of Sellers' representations, warranties or covenants; (b) Buyer waives such breach under Section 7.1, and (c) the Closing occurs, Sellers shall have no liability for such breach.

               SECTION 5.5  Exclusivity.  For a period ending on the
                            -----------
          earlier of (a) the date 60 days after execution of this Agreement by Buyer and Sellers and (b) 10 Business Days after the date all regulatory approvals and other third party consents required to consummate the transactions contemplated by this Agreement are obtained, no Seller will, and no Seller will cause or permit the Company to, (x) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of any Interests or other equity interests, or any portion of the assets of, the Company (including any acquisition structured as a merger, consolidation or share exchange), (y) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing or (z) provide any information concerning the Company or its business or assets to any Person in connection with any of the foregoing. No Seller will vote his Interest in favor of any such transaction. Seller's Agent will notify Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing and will provide Buyer such details of such offer as Buyer may reasonably request. This Section 5.5 will survive the termination of this Agreement.

               SECTION 5.6  Announcements.  Prior to the Closing, except as
                            -------------
          may be required by law (including in the case of Buyer, disclosure requirements under applicable securities laws), no party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other parties.

               SECTION 5.7  Payment By Sellers of Employee Claims and Other
                            -----------------------------------------------
          Expenses.  Sellers prior to or concurrently with the Closing will
          ---------
          pay in cash all claims (other than claims for earned commissions) of employees or former employees of the Company arising out of events or circumstances occurring prior to or as a result of the Closing.

               SECTION 5.8  Closing Date Liabilities and Distribution.
                            -----------------------------------------
          Prior to the Closing Date or concurrently with the Closing, Sellers shall pay in full in cash all known Closing Date Liabilities, the amount of which is then ascertainable, including any Seller Transaction Expenses in excess of $10,000 in the aggregate. Following the Closing, Sellers shall promptly pay in full all other Closing Date Liabilities (including all Seller Transaction Expenses in excess of $10,000 in the aggregate) as such Liabilities become due. Effective as of immediately prior to the Closing Date, Sellers hereby jointly and severally assume all Closing Date Liabilities, including all Seller Transaction Expenses in excess of $10,000 in the aggregate, without further action by Sellers, the Company or any other Person. To the extent the Company has paid any Closing Date Liabilities, including any Seller Transaction Expenses in excess of $10,000 in the aggregate, which have not been reimbursed by Sellers to the Company prior to the Closing, Sellers will reimburse such Company in cash within two Business Days of the Closing Date.

               SECTION 5.9  Confidentiality.  Buyer, Sellers and the
                            ---------------
          Company shall keep, and shall cause their respective employees, agents, attorneys, accountants and other advisors to keep, confidential the existence, terms and conditions of this Agreement and all communications and discussions between or among Buyer, Sellers and the Company. Without the consent of Buyer and Sellers' Agent, except as may be required by law (including, in the case of Buyer, disclosure requirements under applicable securities laws), neither Buyer, any Seller nor any of the Company shall make any disclosure of the information described in this Section 5.9. Nothing contained in this Agreement shall be construed to prohibit any party from disclosing the information described in this Section 5.9 or any Confidential Information in connection with the institution or defense of any claim pursuant to this Agreement or other claims which may be the subject of judicial proceedings.

               SECTION 5.10  Consents and Approvals.  The parties hereto
                             ----------------------
          will cooperate with one another and use all commercially reasonable efforts to prepare all necessary documentation to effect promptly all necessary filings and to obtain all necessary Permits, consents, approvals, orders and authorizations of, or any exemptions by, all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each party will keep the other parties apprised of the status of any inquiries made of such party by any

          Governmental Authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby.


                                      ARTICLE VI
                                POST-CLOSING COVENANTS

               The parties agree as follows with respect to the period following the Closing.

               SECTION 6.1  Further Assurances.  In case at any time after
                            ------------------
          the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any Other Party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII).

               SECTION 6.2  Transition.  No Seller will take any action at
                            ----------
          any time that is designed or intended to have the effect of discouraging any customer, supplier, lessor, licensor or other business associate of the Company from establishing or continuing a business relationship with the Company or any other Person, including Buyer, after the Closing.

               SECTION 6.3  Cooperation.  In the event and for so long as
                            -----------
          any party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transactions contemplated by this Agreement or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving any of the Assets of the Company or the Company's business, each of the other parties will cooperate with such party and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article VIII).

               SECTION 6.4  Confidentiality.  Sellers will treat and hold
                            ---------------
          as confidential all Confidential Information concerning Buyer and the Company's business or Assets, refrain from using any such Confidential Information and deliver promptly to Buyer or destroy, at the request and option of Buyer, all of such Confidential Information in its or their possession.

               SECTION 6.5  Post-Closing Announcements.  Following the
                            --------------------------
          Closing, no Seller will issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of Buyer.

               SECTION 6.6  Financial Statements.  Sellers will, upon
                            --------------------
          request of Buyer, cooperate on a reasonable basis with Buyer to produce such historical and on-going financial statements and audits as Buyer may request. Buyer will reimburse Sellers for any reasonable out-of-pocket costs incurred in providing such cooperation.

               SECTION 6.7  Satisfaction of Liabilities.  Promptly
                            ---------------------------
          following the Closing, Sellers will pay (and reimburse the Company, as applicable as provided in Section 5.8) and perform all Closing Date Liabilities (to the extent not paid at or prior to the Closing Date) and all Taxes attributable to or arising from the transactions contemplated by this Agreement.

               SECTION 6.8 Sales of ICG Shares.  Following the Closing
                           -------------------
          Date, Sellers will not sell any of the ICG Shares issued pursuant to this Agreement until and after the earlier of the date (the "Free Up Date") that is (a) the earlier of nine months after the Closing Date or April 1, 1999, or (b) such earlier date as Buyer and Sellers mutually agree in writing. Following the Free Up Date, Sellers shall have no restriction under this Agreement on the transferability of the ICG Shares.

               SECTION 6.9 Restriction of Sellers' Activities.  No Seller
                           ----------------------------------
          nor any Affiliate or Associate of a Seller will, from the date of this Agreement until the Free Up Date, engage in the purchase or sale of, or any other transaction relating to, the common stock or other securities of Buyer or Buyer's Affiliates; provided that any such Person shall be permitted to purchase such common stock or other securities if such purchase is not associated with any other transaction intended to mitigate such Person's risk of loss on any other common stock or other securities of Buyer or Buyer's Affiliates. For purposes of this Agreement, the term Associate means with respect to any Person, (i) an "associate" of such person within the meaning of Rule 12(b)-2 under the Securities Exchange Act of 1934, as amended; and (ii) in the case of a Person who is a human being, any other human being related to such Person by consanguinity within the third degree or in a step or adoptive relationship within such third degree.


                                     ARTICLE VII
                                CONDITIONS TO CLOSING

               SECTION 7.1  Conditions to Obligation of Buyer.  The
                            ---------------------------------
          obligation of Buyer to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

               (a) each Seller's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing and any written notices delivered to Buyer pursuant to
          Section 5.4 and the subject matter thereof shall be satisfactory to Buyer;

               (b) Sellers shall have performed and complied with all of their covenants hereunder required to be performed or complied with through the Closing;

               (c) Sellers shall have given, or shall have caused the Company to give, all notices and procured, or shall have caused the Company to procure, all of the third-party consents, authorizations and approvals (including all consents, authorizations and approvals by Governmental Authorities) required to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer;

               (d) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation or (iii) affect adversely the right of Buyer to own all of the Interests of the Company or conduct the business of the Company, and no such Order shall be in effect.

               (e) there shall have occurred no event, fact or circumstance that has had or could reasonably be expected to have
          (i) a Material Adverse Effect or (ii) an adverse effect on Buyer's right to own the Interests free of Encumbrances and Taxes, or to conduct the Company's business substantially as such businesses were being conducted on March 31, 1998;

               (f) Sellers shall have delivered to Buyer (i) a certificate to the effect that each of the conditions specified above in Sections 6.1(a) through (e) is satisfied in all respects, and
          (ii) good standing certificates, dated within ten days of the Closing, from the Secretaries of State of the States of Nevada and Colorado;

               (g) the Other Seller Agreements shall have been executed and delivered by Sellers or other relevant Persons, as applicable;

               (h) Buyer shall have received the resignations, effective as of the Closing, as requested in writing by Buyer, of each manager and other officer of the Company;

               (i) Upon the written request of Buyer to Seller, Buyer shall have received from counsel to Seller an opinion in form and substance reasonably satisfactory to Buyer;

               (j) assignments of the Interests in form and substance satisfactory to Buyer shall have been delivered by Sellers to Buyer;

               (k) Sellers shall have satisfied, in form and substance satisfactory to Buyer, all liabilities to employees of the Company with respect to any phantom stock or equity arrangements relating to the Company, and any outstanding or alleged claim described in Section 5.7;

               (l) Sellers shall have delivered to Buyer evidence, satisfactory to Buyer, of the termination of all indemnification agreements between the Company and any Seller;


               (m) Sellers have executed (i) an agreement waiving their rights of first refusal under the Company's operating agreement and (ii) an amendment of the Company's operating agreement amending the dissolution provisions of such agreement, each in form and substance satisfactory to Buyer;

               (n) The note payable by the Company to Allen shall have been canceled contemporaneously with the Closing;

               (o) Sellers shall have delivered, or caused the Company to deliver, to Buyer such other instruments, certificates and documents as are reasonably requested by Buyer in order to consummate the transactions contemplated by this Agreement, all in form and substance reasonably satisfactory to Buyer;

               (p) Buyer shall have obtained the consent or waiver of CSW/ICG ChoiceCom, L.P., C3 Communications, Inc., and Central and Southwest Corporation of their rights with respect to a portion of the Company's business to be acquired at Closing;

               (q) Sellers shall have delivered, or caused the Company to deliver, to Buyer UCC termination Statements with respect to UCC-1 financing statements filed by the Company as Debtor and National Factoring Services, Inc. as secured party filed (i) on May 14, 1997 as File No. 9708298 in the office of the Secretary of State of Nevada and (ii) on May 6, 1997 as File No. 19972036585 in the office of the Secretary of State of Colorado; and

               (r) Sellers shall have delivered, or caused the Company to deliver, to Buyer written termination of the Master Agreement for Purchase and Assignment of Accounts Receivable dated April 29, 1997, between National Factoring Services, Inc. and the Company, the Disbursement Agreement dated May 15, 1997 between the Company, BellSouth Long Distance, Inc. and National Factoring Services, Inc., and any related agreements.

          Buyer in its sole discretion may waive any condition specified in this Section 7.1 at or prior to the Closing.

               SECTION 7.2  Conditions to Obligation of Sellers.  The
                            -----------------------------------
          obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to satisfaction of the following conditions:

               (a) Buyer's representations and warranties shall be correct and complete at and as of the Closing Date and the Closing;

               (b) Buyer shall have performed and complied with all of its covenants hereunder required to be performed or complied with through the Closing Date;

               (c) no action, suit or proceeding shall be pending or threatened before any Governmental Authority or any other Person wherein an unfavorable Order would (i) prevent consummation of any of the transactions contemplated by this Agreement or
          (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

               (d) Buyer shall have delivered to Sellers a certificate to the effect that each of the conditions specified above in Sections 7.2(a) through (c) is satisfied in all respects;

               (e) the Other Buyer Agreements shall have been executed and delivered by Buyer;

               (f) Buyer shall have paid and deposited the purchase price for the Interests pursuant to Section 2.2; and

               (g) ICG shall have caused the ICG shares to be listed for trading on the Nasdaq Market.

          Sellers in their sole discretion may waive any condition specified in this Section 7.2 at or prior to the Closing.


                                     ARTICLE VIII
                       REMEDIES FOR BREACHES OF THIS AGREEMENT

               SECTION 8.1  Indemnification Provisions for Benefit of Buyer
                            -----------------------------------------------
          and the Company.
          ---------------

               (a) If any Seller breaches (or if any Person other than Buyer alleges facts that, if true, would mean any Seller has breached) (i) any of the representations or warranties of any Seller contained herein and Buyer gives notice thereof to Sellers' Agent within the applicable Survival Period, or (ii) any covenants or agreements of any Seller contained herein or any agreements, representations, warranties or covenants of any Seller contained in any Other Seller Agreement and Buyer gives notice thereof to Sellers' Agent, then, subject to Section 8.6, Allen and the Trust jointly and severally, and the Minority Members severally, will indemnify and hold harmless Buyer and the Company from and against any Adverse Consequences Buyer or the Company may suffer resulting from, arising out of, relating to or caused by any of the foregoing regardless of whether the Adverse Consequences are suffered during or after any applicable Survival Period; provided, however, that the maximum amount with respect to which any Minority Seller shall be required to indemnify Buyer under this Article VIII shall not exceed an amount equal to the product of (i) the amount of such Adverse Consequences suffered by Buyer multiplied by (ii) a fraction, the numerator of which is the Interests owned by such Minority Seller as reflected on
          SCHEDULE 3.3 and the denominator of which is 27.38.  In
          ------------
          determining solely the amount of Adverse Consequences suffered by Buyer or the Company for purposes of this Section 8.1, the representations and warranties of Sellers will not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

               (b) Amounts needed to cover any indemnification claims resolved in favor of Buyer or the Company against any Seller during the Escrow Period will be paid to Buyer out of the ICG Shares escrowed pursuant to the Escrow Agreement, to the extent thereof. For purposes of calculating the number of ICG Shares to be paid to Buyer to cover such indemnification claims, in each case the per share value of each ICG Share will be the volume weighted average price of the ICG Common Stock quoted on the Nasdaq Market for the five trading days ending two trading days prior to the date of expiration of the Reply Period or receipt of the Reply Notice, whichever is applicable. Allen and the Trust will have joint and several Liability, and the Minority Members will be severally liable, pro rata according to their Interests, for any additional amounts needed to cover such claims, which amounts will be paid directly to Buyer. At the end of the Escrow Period ICG Shares (valued as provided in this Section 8.1(b) as of the last Business Day falling within the Escrow Period) that may be needed to cover pending indemnification claims made by Buyer (such amounts to be determined by Buyer based upon the reasonable exercise of its business judgment) will be retained in the Escrow Account until such claims are resolved, and any excess of such retained ICG Shares on deposit in the Escrow Account will be distributed to Sellers upon the resolution of all such pending indemnification claims. Nothing in this Section 8.1(b) will be construed to limit Buyer's right to indemnification to the ICG Shares on deposit in the Escrow Account. Buyer and Sellers' Agent shall jointly give instructions to the Escrow Agent to carry out the intent of this Section 8.1(b). Any disputes concerning the escrowed property will be settled by arbitration as provided in this Agreement. Buyer will be responsible for the fees, charges and expenses payable to the Escrow Agent pursuant to Section 5(d) of the Escrow Agreement.

               SECTION 8.2  Indemnification Provisions for Benefit of
                            -----------------------------------------
          Sellers.
          -------
            If (a) Buyer breaches (or if any Person other than a Seller alleges facts that, if true, would mean Buyer has breached) any of its representations or warranties contained herein, and Seller's Agent gives notice of a claim for indemnification against Buyer within the applicable Survival Period, or (b) Buyer breaches (or if any Person other than a Seller alleges facts that, if true, would mean Buyer has breached) any of its covenants or agreements contained herein or any of its agreements, representations, warranties or covenants contained in any Other Buyer Agreement and Seller's Agent gives notice thereof to Buyer, then Buyer will indemnify and hold harmless Sellers from and against any Adverse Consequences Sellers may suffer which result from, arise out of, relate to, or are caused by the breach or alleged breach, regardless of whether the Adverse Consequences are suffered during or after the applicable Survival Period. In determining solely the amount of Adverse Consequences suffered by Sellers for purposes of this Section 8.2, the representations and warranties of Buyer shall not be qualified by "material," "materiality," "in all material respects," "best knowledge," "best of knowledge" or "knowledge" or words of similar import, or by any phrase using any such terms or words. If any dispute arises concerning whether any indemnification is owing which cannot be resolved by negotiation among the parties within 30 days of notice of claim for indemnification from the party claiming indemnification to the party against whom such claim is asserted, the dispute will be resolved by arbitration pursuant to this Agreement.

               SECTION 8.3  Matters Involving Third Parties.
                            -------------------------------
               (a) If any Person not a party to this Agreement (including, without limitation, any Governmental Authority) notifies any party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other party (the "Indemnifying Party"), then the Indemnified Party will notify each Indemnifying Party thereof in writing within 15 days after receiving such notice. No delay on the part of the Indemnified Party in notifying any Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced by such delay.

               (b) Any Indemnifying Party will have the right, at its sole cost and expense, to defend the Indemnified Party against the Third Party Claim with counsel of its choice satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim, (ii) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. If the Indemnifying Party does not assume control of the defense or settlement of any Third Party Claim in the manner described above, it will be bound by the results obtained by the Indemnified Party with respect to the Third Party Claim. In the event the Third Party Claim does seek an injunction or other equitable relief, this Section 8.3(b) will not apply.

               (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with
          Section 8.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without obtaining (A) an entry of dismissal, with prejudice, or an entry of dismissal, without prejudice and a covenant not to sue (if legal action is instituted), (B) the full and unconditional release of the Indemnifying Party from all liability in respect of such Third Party Claim and (C) the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and
          (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without obtaining (A) an entry of dismissal, with prejudice, or an entry of dismissal, without prejudice and a covenant not to sue (if legal action is instituted), (B) the full and unconditional release of the Indemnified Party from all liability in respect of such Third Party Claim and (C) the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (d) In the event any of the conditions in Section 8.3(b) is or becomes unsatisfied, or if Section 8.3(b) does not apply,
          (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to or caused by the Third Party Claim to the fullest extent provided in this Article VIII.

               SECTION 8.4  Survival.  The representations and warranties
                            --------
          made in this Agreement or in any other agreement referred to in this Agreement, or in any certificate or other document delivered pursuant to this Agreement or in connection with this Agreement will survive the Closing Date for a period of two years from the Closing Date, except that (a) the representations and warranties of Sellers in Sections 3.1, 3.3 and 3.4, and of Buyer in Sections
          4.1 and 4.2, will survive forever and (b) the representations and warranties of Sellers in Sections 3.8, 3.15, and 3.18 will survive until the expiration of all applicable statutes of limitations with respect to any such claims that could be brought regarding such matters (including any extensions of any statutes of limitations), plus a period of 60 days. No party will have any obligation to indemnify any person pursuant to this Agreement with respect to any breach of a representation or warranty unless a specific claim has been validly made under this Agreement on or prior to the expiration of the applicable period set forth above. The covenants and agreements of Sellers and Buyer made in this Agreement will survive the Closing Date indefinitely.

               SECTION 8.5  Limitations.
                            -----------
               (a) The indemnification provisions of this Article will constitute the exclusive remedy by either party against the other arising by virtue of a breach of any agreement, representation, warranty, or covenant under this Agreement, absent fraud.

               (b) The Company will not have any duty to indemnify any Seller or contribute funds for the benefit of any Seller. Each Seller waives any right to indemnification or contribution from the Company.

               SECTION 8.6  Basket and Ceiling.
                            ------------------
               (a) Except as provided in the last sentence of this Section 8.6(a) and in Section 8.6(c), Buyer (and the Company, as applicable) will not be entitled to indemnification from Sellers under Section 8.1 or Section 8.3 unless and until, and then solely to the extent that, the aggregate amount of Adverse Consequences with respect to which Buyer or the Company would otherwise be entitled to assert under Section 8.1 or Section 8.3, whichever is applicable, exceeds $50,000 (the "Basket Amount"). When the aggregate amount of such Adverse Consequences exceeds the Basket Amount, Buyer (and the Company, as applicable) will be entitled to indemnification under Section 8.1 or Section 8.3, as applicable, for all Adverse Consequences in excess of the Basket Amount.

               (b)  Sellers will be required to indemnify Buyer under this
          Article VIII for all Adverse Consequences suffered as a result of the breach of any of the representations, warranties or covenants set forth in Article III or elsewhere in this Agreement, other than the representations, warranties and covenants set forth in Sections 3.1, 3.3, 3.4, 3.8, 3.15 and 3.18, only in an amount, in the aggregate for all or any of such breaches, not in excess of $1,500,000.

               (c)  Except as provided in the second sentence of this
          Section 8.6(c), Sellers will be required to indemnify Buyer without limitation under this Article VIII for all Adverse Consequences suffered as a result of one or more breaches of the representations and warranties set forth in Sections 3.1, 3.3, 3.4, 3.8, 3.15 and 3.18, and there shall be no monetary limitation on the amount of such indemnification payable by Sellers nor shall Section 8.6(a) (relating to the Basket Amount) apply to such breaches. Buyer agrees, however, that the aggregate amount of such indemnification shall in no event exceed the amount of the Purchase Price payable by Buyer to Sellers under this Agreement in consideration of the Interests.


                                      ARTICLE IX
                                     TERMINATION

               SECTION 9.1  Termination of Agreement.  The parties may
                            ------------------------
          terminate this Agreement as provided below:

               (a) Buyer and Sellers' Agent may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (b) Buyer may terminate this Agreement by giving written notice to Sellers' Agent at any time prior to the Closing (i) in the event any Seller has materially breached any agreement, representation, warranty or covenant contained in this Agreement, Buyer has notified Sellers' Agent of the breach, and the breach has not been cured within 10 days after the notice of breach; or
          (ii) if the Closing has not occurred on or before the date that is 60 days after the date of this Agreement because of the failure of any condition precedent to Buyer's obligations to consummate the Closing (unless the failure results primarily from Buyer breaching any agreement, representation, warranty or covenant contained in this Agreement in any material way);

               (c) Sellers may terminate this Agreement by Seller's Agent giving written notice to Buyer at any time prior to the Closing
          (i) if Buyer has breached any agreement, representation, warranty or covenant contained in this Agreement, Sellers' Agent has notified Buyer of the breach, and the breach has not been cured within 10 days after the notice of breach, or (ii) if the Closing has not occurred on or before the date that is 60 days after the date of this Agreement because of the failure of any condition precedent to Sellers' obligations to consummate the Closing (unless the failure results primarily from any Seller breaching any agreement, representation, warranty or covenant contained in this Agreement in any material way), or (iii) if the Closing has not occurred on or before the date that is 60 days after the date of this Agreement because of the failure of the condition precedent to Buyer's obligations to consummate the Closing set forth in Section 7.1(p).

               SECTION 9.2  Effect of Termination.  The termination of this
                            ---------------------
          Agreement by a party pursuant to Section 9.1 will in no way limit any obligation or liability of any other party based on or arising from a breach or default by such other party with respect to any of its agreements, representations, warranties or covenants contained in this Agreement, and the terminating party will be entitled to seek all relief to which it is entitled under applicable law. The obligations of Sellers set forth in Section
          5.5 will survive the termination of this Agreement.

               SECTION 9.3  Confidentiality.  If this Agreement is
                            ---------------
          terminated, each party will treat and hold as confidential all Confidential Information concerning the other parties which it acquired from such other parties in connection with this Agreement and the transactions contemplated hereby, and upon the request of Buyer or Sellers' Agent, as applicable, Buyer and Sellers will return to the other all such Confidential Information within its possession.


                                      ARTICLE X
                                    MISCELLANEOUS

               SECTION 10.1  No Third-Party Beneficiaries.  This Agreement
                             ----------------------------
          will not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.


               SECTION 10.2  Entire Agreement.  This Agreement (including
                             ----------------
          the EXHIBITS, SCHEDULES and documents referred to herein)
              -------------------
          constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, and the letter agreement dated April 20, 1998 between Allen on behalf of Sellers and the Company, on the one hand, and Buyer, on the other, to the extent they relate in any way to the subject matter hereof.

               SECTION 10.3  Succession and Assignment.  This Agreement
                             -------------------------
          will be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither Seller nor Buyer may assign this Agreement or any of his or her rights, interests or obligations hereunder without the prior written approval of the other.

               SECTION 10.4  Counterparts.  This Agreement may be executed
                             ------------
          in any number of counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument. The execution of a counterpart of the signature page to this Agreement will be deemed the execution of a counterpart of this Agreement. The delivery of this Agreement may be made by facsimile, and facsimile signatures shall be treated as original signatures for all applicable purposes.

               SECTION 10.5  Headings, Terms.  The section headings
                             ---------------
          contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement. Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement. All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require. The singular or plural includes the other, as the context requires or permits. The word include (and any variation) is used in an illustrative sense rather than a limiting sense. The word day means a calendar day.

               SECTION 10.6  Notices.  All notices, requests, demands,
                             -------
          claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, or by courier, telecopy or facsimile, and addressed to the intended recipient as set forth below:


          If to
          Sellers:                      Copy to:

          Addressed to the              Olona & Associates, P.C.
          Sellers' Agent at:            Attention: Richard G. Olona, Esq.
          G. Kelley Allen               621 Seventeenth Street, Suite 2540
          5485 South Hoyt Street        Denver, Colorado 80293
          Littleton, Colorado 80123     Telecopy: (303) 297-2927
          Telecopy: (303) 973-7316

          If to Buyer:                  Copy to:

          ICG Telecom Group, Inc.       Sherman & Howard L.L.C.
          161 Inverness Drive West      633 Seventeenth St., Suite 3000
          Englewood, Colorado 80112     Denver, Colorado  80202
          Attn:  H. Don Teague, Esq.    Attn: Robert Mintz, Esq.
          Executive Vice President,     Telecopy:  (303) 298-0940
           General Counsel and Secretary
          Telecopy:  (303) 414-8884

          Notices will be deemed given seven days after mailing if sent by certified mail, when delivered if sent by courier, and upon receipt of confirmation by person or machine if sent by telecopy or facsimile transmission. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

               SECTION 10.7  GOVERNING LAW.  THIS AGREEMENT WILL BE
                             -------------
          GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF COLORADO WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF COLORADO OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF COLORADO.

               SECTION 10.8  Amendments and Waivers.  No amendment of any
                             ----------------------
          provision of this Agreement shall be valid unless the same is in writing and signed by Buyer and Sellers' Agent. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

               SECTION 10.9  Severability.  Any term or provision of this
                             ------------
          Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

               SECTION 10.10  Expenses.  Except as otherwise provided in
                              --------
          Section 9.2, (a) Buyer shall bear its own costs and expenses (including, without limitation, legal fees and expenses) incurred either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby, and all filing fees payable to any Governmental Authority in connection with the transaction, and upon receipt of evidence, reasonably satisfactory to Buyer, of liability therefor or payment thereof, Buyer shall reimburse Sellers, pay, or bear liability for, as the case may be, all Seller Transaction Expenses not to exceed $10,000 in the aggregate; and (b) Sellers will bear all costs and expenses (including, without limitation, all legal, accounting and tax related fees and expenses, all fees, commissions, expenses and other amounts payable to any broker, finder or agent) incurred by the Company prior to the Closing or by any Seller either before or after the date of this Agreement in connection with this Agreement or the transactions contemplated hereby (collectively, "Seller Transaction Expenses"); provided that Sellers shall pay or have liability for Seller Transaction Expenses only to the extent such Seller Transaction Expenses exceed $10,000 in the aggregate. Any Seller Transaction Expenses payable by Sellers under this Agreement relating to amounts incurred by the Company prior to the Closing shall be reimbursed in cash by Sellers to the Company.

               SECTION 10.11  Arbitration.  Any disputes arising under or
                              -----------
          in connection with this Agreement, including, without limitation, those involving claims for specific performance or other equitable relief, will be submitted to binding arbitration under the Commercial Arbitration Rules of the American Arbitration Association under the authority of federal and state arbitration statutes, and shall not be the subject of litigation in any forum. EACH PARTY, BY SIGNING THIS AGREEMENT, VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ANY RIGHTS SUCH PARTY MAY OTHERWISE HAVE TO SEEK REMEDIES IN COURT OR OTHER FORUMS, INCLUDING THE RIGHT TO JURY TRIAL. The arbitration will be conducted only in Denver, Colorado, before a single arbitrator selected by the parties or, if they are unable to agree on an arbitrator, before a panel of three arbitrators, one selected by Buyer, one selected by Sellers' Agent and the third selected by the other two arbitrators. The arbitrators shall have full authority to order specific performance and award damages and other relief available under this Agreement or applicable law, but shall have no authority to add to, detract from, change or amend the terms of this Agreement or existing law. All arbitration proceedings, including settlements and awards, shall be confidential. The decision of the arbitrators will be final and binding, and judgment on the award by the arbitrators may be entered in any court of competent jurisdiction. THIS SUBMISSION AND AGREEMENT TO ARBITRATE WILL BE SPECIFICALLY ENFORCEABLE. The arbitrator will have no power to award punitive or exemplary damages, to ignore or vary the terms of this Agreement or any Other Buyer Agreement or Other Seller Agreement, and will be bound to apply controlling law. The party who prevails on entry of the award of judgment will be entitled to his or its costs and expenses, including reasonable attorney's fees incurred in connection with the arbitration. A judgment upon the award may be entered in any court having jurisdiction.

               SECTION 10.12  Construction.  The parties have participated
                              ------------
          jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party breaches any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached will not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

               SECTION 10.13  Incorporation of Exhibits.  The EXHIBITS and
                              -------------------------       --------
          SCHEDULES identified in this Agreement are incorporated herein by
          ---------
          reference and made a part hereof.

               SECTION 10.14  Representations as to Knowledge.  The
                              -------------------------------
          representations and warranties contained in Article III of this Agreement will, in each and every case where a statement to the "knowledge" is required on behalf of any party to this Agreement, or where something is "known" by a party, be deemed to require that such statement be in good faith after reasonable investigation (including, in the case of Sellers, inquiry of the applicable employees of the Company), with due diligence, in the best efforts of such party. Any reference to the "knowledge" of, or "known" by, Sellers shall refer to the knowledge of each of Sellers individually.

               SECTION 10.15  Sellers' Agent.  Each Seller hereby
                              --------------
          authorizes and appoints Sellers' Agent as its, his or her exclusive agent and attorney-in-fact to act on behalf of each of them with respect to all matters which are the subject of this Agreement, including, without limitation, (a) receiving or giving all notices, instructions, other communications, consents or agreements that may be necessary, required or given hereunder and
          (b) asserting, settling, compromising, or defending, or determining not to assert, settle, compromise or defend, (i) any claims which any Seller may assert, or have the right to assert, against Buyer, or (ii) any claims which Buyer may assert, or have the right to assert, against any Seller. Sellers' Agent hereby accepts such authorization and appointment. Upon the receipt of written evidence satisfactory to Buyer to the effect that Sellers' Agent has been substituted as agent of Sellers by reason of his death, disability or resignation, Buyer shall be entitled to rely on such substituted agent to the same extent as it was theretofore entitled to rely upon Sellers' Agent with respect to the matters covered by this Section 10.15. No Seller shall act with respect to any of the matters which are the subject of this Agreement except through Sellers' Agent. Sellers acknowledge and agree that Buyer may deal exclusively with Sellers' Agent in respect of such matters, that the enforceability of this
          Section 10.15 is material to Buyer, and that Buyer has relied upon the enforceability of this Section 10.15 in entering into this Agreement. In the event Sellers' Agent declines to represent Sellers with respect to any matter delegated to Sellers' Agent under this Agreement, Sellers agree that the affirmative written determination of those Sellers holding more than 50 percent of the number of Interests held by all of Sellers, as set forth on
          SCHEDULE 3.3, will constitute the action of all of Sellers, and
          ------------
          each Seller agrees that in such event it will be bound by the determination of such majority of Sellers and will not seek to challenge any such determination in any forum.


                              [SIGNATURE PAGE FOLLOWS.]

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                   BUYER:

                                   ICG D.C. HOLDINGS, INC.

                                   By:
                                   Name:
                                   Title:

                                   SELLERS:


                                   G. Kelley Allen

                                   G. Kelley Allen Trust u/a/d 1/14/93


                                   By:  G. Kelley Allen, Trustee


                                   Michele R. K. Fought

                                   Gordon B. Koch Daughters Trust


                                   By:  Carole K. Allen, Trustee
                                   By:  G. Kelley Allen, Attorney-in-Fact

                                   T & D Consulting, Inc.

                                   By:
                                   Name:  Thomas Sumbler
                                   Title:


                                   By:
                                   Name:  David Gandini
                                   Title:


                        [SIGNATURE PAGE TO PURCHASE AGREEMENT]

                                   SCHEDULE 3.10(b)
                                   ----------------
                     LIST OF PROPERTIES, CONTRACTS AND OTHER DATA

               1. All items of equipment, machinery and other tangible personal property of the Company (including that which, as of the date of this Agreement, has no book value), and the original cost, depreciation and current book value of all such items which are included in the Latest Balance Sheet.

               2. All guaranty, warranty and indemnity agreements with respect to products or services provided or delivered by the Company.

               3. All contracts or agreements for the purchase, sale, rental, rental/purchase or sale, lease or lease/purchase or sale or similar arrangement of materials, supplies, products or other personal property or the furnishing or receipt of services by the Company.

               4. All claims, deposits, causes of action, choses in action, rights of recovery, rights of setoff and rights of recoupment of the Company.

               5. All franchises, approvals, Permits, licenses, Orders, registrations, certificates, variances and similar rights of the Company.

               6. All other contracts, agreements, instruments, guarantees and commitments (including confidentiality and noncompetition agreements, mortgages, deeds of trust, indentures, loan agreements and credit agreements) to which the Company is a party or by which assets are bound.

               7. The names and annual rates of compensation as of March 31, 1998 (which rates have remained the same through the date of this Agreement) of all employees of the Company.

               8. All notes or accounts receivable relating to accounts with the Company, or advances by the Company, to any Seller, officer, director, employee or consultant of the Company, and all contracts or agreements for the purchase or lease of materials, supplies, products or other personal property or for the furnishing or receipt of services which are with any Seller, officer, director, employee or consultant of the Company.

               9. Each item of Intellectual Property owned by the Company or which is used by the Company in its business and, in each case where the Company is not the owner, the owner of the Intellectual Property.

               10. The name of each bank or other financial institution or entity in which the Company has an account or safe deposit box (with the identifying account number or symbol) and the names of all persons authorized to draw on such account or to have access to such safe deposit box.


                                  Schedule 3.10(b) - 1